Item 77c Series ____

A Special Meeting of the Shareholders of the MFS Total Return Portfolio, a series of The Travelers Series Trust (the "Trust"), was held on March 14, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of MFS Total Return Portfolio, a series of the Trust, by MFS Total Return Portfolio, a series of Metropolitan Series Fund, Inc. ("MSF"), in exchange for shares of MFS Total Return Portfolio of MSF and the assumption by MFS Total Return Portfolio of MSF of the liabilities of MFS Total Return Portfolio of the Trust. The shareholders of the MFS Total Return Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	69,775,555.965
Against	2,010,804.345
Abstain	6,338,479.859
Broker Non-votes	0.000
TOTAL	78,125,110.169

Item 77c Series ____

A Special Meeting of the Shareholders of the Salomon Brothers Strategic Total Return Bond Portfolio, a series of the Trust, was held on March 14, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providingfor the acquisition of all of the assets of Salomon Brothers Strategic Total Return Bond Portfolio, a series of the Trust, by Western Asset Management Strategic Bond Opportunities Portfolio, a series of MSF, in exchange for shares of Western Asset Management Strategic Bond Opportunities Portfolio and the assumption by Western Asset Management Strategic Bond Opportunities Portfolio of the liabilities of Salomon Brothers Strategic Total Return Bond Portfolio of the Trust. The shareholders of the Salomon Brothers Strategic Total Return Bond Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	1,090,765.488
Against	23,405.290
Abstain	109,944.629
Broker Non-votes	0.000
TOTAL	1,224,115.407

Item 77c Series ____

A Special Meeting of the Shareholders of the Travelers Managed Income Portfolio, a series of the Trust, was held on March 14, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of Travelers Managed Income Portfolio, a series of the Trust, by BlackRock Bond Income Portfolio, a series of MSF, in exchange for shares of BlackRock Bond Income Portfolio and the assumption by BlackRock Bond Income Portfolio of the liabilities of Travelers Managed Income Portfolio of the Trust. The shareholders of the Travelers Managed Income Portfolio of the Trust approved the proposal and the results of the votesare as set forth below.

For	21,831,493.596
Against	746,937.301
Abstain	2,173,724.200
Broker Non-votes	0.000
TOTAL	24,752,155.097


Item 77c Series ____

A Special Meeting of the Shareholders of the Van Kampen Enterprise Portfolio, a series of the Trust, was held on March 14, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of Van Kampen Enterprise Portfolio, a series of the Trust, by Capital Guardian U.S. Equity Portfolio, a series of MSF, in exchange for shares of Capital Guardian U.S. Equity Portfolio and the assumption by Capital Guardian U.S. Equity Portfolio of the liabilities of Van KampenEnterprise Portfolio of the Trust. The shareholders of the Van Kampen Enterprise Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	4,665,518.387
Against	153,988.740
Abstain	342,286.256
Broker Non-votes	0.000
TOTAL	5,161,793.383

Item 77c Series ____

A Special Meeting of the Shareholders of the AIM Capital Appreciation Portfolio, a series of the Trust, was held on April 12, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of AIM Capital Appreciation Portfolio, a series of the Trust, by Met/AIM Capital Appreciation Portfolio, a series of Met Investors Series Trust ("MIST"), in exchange for shares of Met/AIM Capital Appreciation Portfolio and the assumption by Met/AIM Capital Appreciation Portfolio of the liabilities of AIM Capital Appreciation Portfolio of the Trust. The shareholders of the AIM Capital Appreciation Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	17,656,692.677
Against	353,702.000
Abstain	1,203,875.482
Broker Non-votes	0.000
TOTAL	19,214,270.159

Item 77c Series ____

A Special Meeting of the Shareholders of the Pioneer Strategic Income Portfolio, a series of the Trust, was held on April 12, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of Pioneer Strategic Income Portfolio, a series of the Trust, by Pioneer Strategic Income Portfolio, a series of MIST, in exchange for shares of Pioneer Strategic Income Portfolio of MIST and the assumption by Pioneer Strategic Income Portfolio of MIST of the liabilities of Pioneer Strategic Income Portfolio of the Trust. The shareholders of the Pioneer Strategic Income Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	19,703,643.872
Against	670,118.962
Abstain	1,646,691.148
Broker Non-votes	0.000
TOTAL	22,020,453.982


Item 77c Series ____

A Special Meeting of the Shareholders of the Strategic Equity Portfolio, a series of the Trust, was held on April 12, 2006. The purpose of the Special Meeting was to ask shareholders to consider the approval of an Agreement and Plan of Reorganization providing for the acquisition of all of the assets of Strategic Equity Portfolio, a series of the Trust, by FI Large Cap Portfolio, a series of MSF, in exchange for shares of FI Large Cap Portfolio and the assumption by FI Large Cap Portfolio of the liabilities of Strategic Equity Portfolio of the Trust. The shareholders of the Strategic Equity Portfolio of the Trust approved the proposal and the results of the votes are as set forth below.

For	20,516,127.960
Against	699,335.443
Abstain	1,388,500.159
Broker Non-votes	0.000
TOTAL	22,603,963.562